UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

Stratasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 937-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

      On February 26, 2008, we announced our financial results for the fourth quarter and year ended December 31, 2007. A copy of the press release announcing the results is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).

     In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

     On February 26, 2008, we announced that our Board of Directors had authorized us to repurchase up to $30 million of our common stock. A copy of the press release announcing the repurchase authorization is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Stratasys, Inc. on February 26, 2008, regarding financial results for the fourth quarter and year ended December 31, 2007.

99.2	Press Release issued by Stratasys, Inc. on February 26, 2008, regarding the company’s authorization to repurchase up to $30 million of its common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: February 26, 2008	By:	/s/	Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Stratasys, Inc. on February 26, 2008, regarding financial results for the fourth quarter and year ended December 31, 2007.

99.2	Press Release issued by Stratasys, Inc. on February 26, 2008, regarding the company’s authorization to repurchase up to $30 million of its common stock.